Exhibit 10.3


                                   QMed, Inc.
                               1st & 2nd QTR 2003




         I, the undersigned, hereby waive any and all rights to my increased compensation as per my employment agreement for the 1st & 2nd quarter period 2003.


         /s/ Michael W. Cox                                     6/30/03
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         Michael W. Cox